Exhibit 99.1

Cleveland, Ohio, January 6, 2005 — On Tuesday, December 28, 2004, TransDigm Inc. filed Form 10-K with the SEC for the year ended September 30, 2004.

TransDigm will hold a conference call on Tuesday, January 18th at 11:00 AM Eastern Time to discuss its 2004 results. Individuals wishing to participate in the conference call should dial 800.946.0713. A replay will be available beginning 2:00 PM on Tuesday, January 18th through 11:59 PM Tuesday, January 25th. To access the replay dial 888.203.1112 or 719.457.0820 the confirmation code is 124965.

TransDigm is a leading supplier of proprietary, highly engineered power systems and airframe components servicing the aerospace industry. Major products include ignition systems and components, gear pumps, electromechanical controls, actuators, batteries/chargers, engineered connectors and latches and lavatory hardware.

Any questions please contact Eileen M. Fallon at TransDigm 216.289.4939.